Exhibit 15.2
Proxy

Please
sign
and
return
this
proxy
whether
or not
you expect
to attend
the
meeting
______

You may
nevertheless
vote in
person if
you attend

This proxy is solicited on behalf of Telvent’s Board of Directors
     The undersigned hereby appoints Mr. Ignacio González Domínguez and Mr. José Ignacio del Barrio Gómez and each of them as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on June 24, 2011, at the Ordinary Meeting of Shareholders to be held on June 29, 2011, on the first call, and, as the case may be, on June 30, 2011, on the second call, and at any adjournments thereof:
1. Examination and approval, as the case may be, of the Annual Accounts and the Management Report of the Company and of its Consolidated Group, corresponding to the financial year 2010, as well as the Consolidated Financial Statements in accordance with United States GAAP for the financial year 2010.

For ☐	Against ☐	Abstain ☐
2. Examination and approval, as the case may be, of the proposed allocation of the Company’s net income for financial year 2010.

For ☐	Against ☐	Abstain ☐
3. Examination and approval, as the case may be, of the management of the Board of Directors in 2010.

For ☐	Against ☐	Abstain ☐
4. Examination and approval, as the case may be, of the Board of Directors’ compensation for 2010.

For ☐	Against ☐	Abstain ☐
5. Re-election or appointment, as the case may be, of the Auditor for the Company and its Consolidated Group for 2011.

For ☐	Against ☐	Abstain ☐
6. Re-election or appointment, as the case may be, of Directors.

For ☐	Against ☐	Abstain ☐
7. Approval of amendments to the Corporate Bylaws, to include amendments relating to the place and time of the shareholders’ meeting (in order to allow, if the case may be, holding the shareholders’ meetings in several locations by videoconference), distance voting (in order to allow distance vote in advance by shareholders in the meetings) and conduct of the Board meetings (in order to allow meetings of the Board of Directors to be held in several locations simultaneously and voting in writing without session) (drafting of articles 16.bis, 17.bis and 22.bis), and amendment to Article 24.bis of the Corporate Bylaws (Commissions of the Board of Directors) to increase the number of members of the Audit Committee.

For ☐	Against ☐	Abstain ☐
8. Authorize the Board of Directors with express powers of substitution, to interpret, amend, complement, execute, registration, substitution of powers and adaptation of the agreements to be adopted by the shareholders at this meeting.

For ☐	Against ☐	Abstain ☐
9 Approval, as the case may be, of the minutes of this meeting as may be required by law.

For ☐	Against ☐	Abstain ☐
10. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

For ☐	Against ☐	Abstain ☐
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 10.
Unless directed otherwise by the transfer agent or your broker, proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Ordinary Shares Owned:	(Signature)

Date: ____, 2011
Printed Name:

(Signature, if held jointly)

Printed Name:

Address:

Please mark, sign, date and return
         the proxy card promptly
State of ______________________
County of _____________________
The foregoing instrument was acknowledged before me this ____ day of _________ 2011, by ______________________.
________________________
Notary

*	English translation of proxy published in Spain on May 26, 2011.